                                 AMENDMENT NO. 2

                                       TO

                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Aim Advisors, Inc., formerly known as A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to change the name of AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund to AIM Balanced-Risk Retirement Now Fund, AIM Balanced-Risk Retirement 2010 Fund, AIM Balanced-Risk Retirement 2020 Fund, AIM Balanced-Risk Retirement 2030 Fund, AIM Balanced-Risk Retirement 2040 Fund and AIM Balanced-Risk Retirement 2050 Fund, respectively;

     NOW, THEREFORE, the parties agree as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES

PORTFOLIOS                                    EFFECTIVE DATE OF AGREEMENT
-------------------------------------------   ---------------------------
AIM Balanced-Risk Retirement Now Fund             January 31, 2007
AIM Balanced-Risk Retirement 2010 Fund            January 31, 2007
AIM Balanced-Risk Retirement 2020 Fund            January 31, 2007
AIM Balanced-Risk Retirement 2030 Fund            January 31, 2007
AIM Balanced-Risk Retirement 2040 Fund            January 31, 2007
AIM Balanced-Risk Retirement 2050 Fund            January 31, 2007
AIM Basic Value Fund                              June 5, 2000
AIM Conservative Allocation Fund                  April 30, 2004
AIM Global Equity Fund                            November 4, 2003
AIM Growth Allocation Fund                        April 30, 2004
AIM Income Allocation Fund                        October 31, 2005
AIM International Allocation Fund                 October 31, 2005
AIM Mid Cap Core Equity Fund                      September 1, 2001
AIM Moderate Allocation Fund                      April 30, 2004
AIM Moderate Growth Allocation Fund               April 29, 2005
AIM Moderately Conservative Allocation Fund       April 29, 2005
AIM Small Cap Growth Fund                         September 11, 2000"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  [August 31, 2009]

                                        INVESCO AIM ADVISORS, INC.


Attest:                                 By:
        ------------------------------      ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)

                                        AIM GROWTH SERIES


Attest:                                 By:
        ------------------------------      ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)


                                        2